AMENDED AND RESTATED BYLAWS

OF

PAULSON CAPITAL CORP.

SECTION 1. OFFICES

1.1 Principal Office. The principal office of the Corporation shall be located at 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204, unless otherwise designated by the Board of Directors of the Corporation (the “Board”).

1.2 Other Offices. From time to time, the Board, or officers of the Corporation acting under their authority, may establish offices of the Corporation in addition to its principal office. Such offices may be within or outside Oregon.

SECTION 2.	SHAREHOLDERS’ MEETINGS AND VOTING
2.1	Meetings; Action Without Meeting.

2.1.1 The annual meeting of the shareholders shall be held at such time and place fixed by the Board. The failure to hold an annual meeting on the stated date shall not affect the validity of any action of the Corporation.

2.1.2 Special meetings of the shareholders, unless otherwise prescribed by applicable law, may be called by the President or the Board and shall be called by the President upon the written demand of the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. The demand shall describe the purposes for which the meeting is to be held and shall be signed, dated, and delivered to the Secretary.

2.1.3 Shareholders may participate in a shareholders’ meeting by, or conduct the meeting through, use of any means of communications by which all shareholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to shareholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any shareholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means constitutes presence in person at the meeting.

2.2 Place of Meetings. Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Board. If no meeting place is designated, the meeting shall be held at the Corporation’s principal office.

2.3 Notice of Meetings; Waiver of Notice.

2.3.1 Written or printed notice stating the date, time, and place of the shareholders’ meeting and, in the case of a special meeting or a meeting for which special notice is required by applicable law, the purposes for which the meeting is called, shall be delivered by the Corporation to each shareholder entitled to vote at the meeting and, if required by applicable law, to any other shareholders entitled to receive notice, not earlier than 60 days nor less than 10 days before the meeting date. If mailed, the notice shall be deemed delivered when it is mailed to the shareholder with postage prepaid at the shareholder’s address shown in the Corporation’s record of shareholders.

2.3.2 A shareholder may at any time waive any notice required by applicable law, these Bylaws, or the Articles of Incorporation, as amended (the “Articles”). The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.4 Fixing of Record Date. The Board may fix a future date as the record date to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, to take any other action, or to receive payment of any share or cash dividend or other distribution. This date shall not be earlier than 70 days or, in the case of a meeting, not later than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote, or other action of the shareholders shall be the same for all voting groups. If not otherwise fixed by the Board, the record date to determine shareholders entitled to notice of and to vote at an annual or a special shareholders’ meeting is the close of business on the day before the notice is first mailed or otherwise transmitted for delivery to shareholders. If not otherwise fixed by the Board, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day that the Board authorizes the share, cash dividend, or other distribution.

2.5 Shareholders’ List for Meeting. After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group and, within each voting group, by class or series of shares, and it shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, upon proper demand as may be required by applicable law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder or the shareholder’s agent or lawyer shall be entitled to inspect the list at any time during the meeting or any adjournment. The refusal or failure to prepare or to make available the shareholders’ list does not affect the validity of action taken at the meeting.

2.6 Quorum; Adjournment.

2.6.1 Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. One-third of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

2.6.2 A majority of votes represented at the meeting, whether or not a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.6.3 Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

2.7 Voting Requirements; Action Without Meeting.

2.7.1 Except as required by applicable law or by the Articles, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders meeting. Only shares are entitled to vote.

2.7.2 If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by applicable law or the Articles. Unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.7.3 Any action required or permitted by applicable law to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Secretary for inclusion in the minutes for filing with the Corporation’s records. Shareholder action taken by written consent is effective when the last shareholder signs the consent unless the consent specifies an earlier or later effective date.

2.8 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by applicable law. An authorization of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An authorization of a proxy is valid for 11 months unless a different period is provided in the authorization form. An authorization of a proxy is revocable by the shareholder unless the authorization form conspicuously states that it is irrevocable and the authorization is coupled with an interest that has not been extinguished.

2.9 Corporation’s Acceptance of Votes.

2.9.1 Without limiting the provisions of the Act, if the name signed on a vote, consent, waiver, or proxy authorization corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy authorization and to give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, or proxy authorization does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy authorization and to give it effect as the act of the shareholder if:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy authorization;

(c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy authorization;

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy authorization; or

(e) Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the coowners and the person signing appears to be acting on behalf of all coowners.

2.9.2 The Corporation is entitled to reject a vote, consent, waiver, or proxy authorization if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

SECTION 3. INSPECTION RIGHTS OF SHAREHOLDERS
3.1	Records of the Corporation.

3.1.1 Consistent with the Act, the Corporation shall keep, or cause to be kept, (a) as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation, (b) appropriate accounting records, and (c) a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of shares held by each.

3.1.2 The Corporation shall keep a copy of the following records at its principal or registered office:

(a) Its Articles and all amendments to them currently in effect;

(b) Its Bylaws and all amendments to them currently in effect;

(c) Resolutions adopted by the Board creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d) The minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting, for the past three years;

(e) All written communications to shareholders generally within the past three years;

(f) A list of the names and business addresses of its current directors and officers; and

(g) Its most recent annual report delivered to the Secretary of State of Oregon.

3.2 Inspection of Records by Shareholders.

3.2.1 Subject to the right of the Corporation to impose a reasonable charge for costs of labor and its materials, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation’s principal office, any of the records of the Corporation described in Section 3.1.2 if the shareholder gives the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy such records.

3.2.2 Consistent with Section 3.2.3 and the Act, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder gives the Corporation written notice of the shareholder’s demand at least five business days before the date on which the shareholder wishes to inspect and copy:

(a) Excerpts from minutes of any meeting of the Board, records of any action of a committee of the Board while acting in place of the Board on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the Board without a meeting, to the extent not subject to inspection under Section 3.2.1;

(b) Accounting records of the Corporation, including tax returns; and

(c) The record of shareholders.

3.2.3 A shareholder may inspect and copy the records identified in Section 3.2.2 only if:

(a)	The shareholder’s demand is made in good faith and for a proper purpose;

(b)	The shareholder described with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect; and

(c) The records are directly connected with the shareholder’s purpose.

SECTION 4. BOARD OF DIRECTORS

4.1 Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of the Board, and the business and affairs of the Corporation shall be managed under the direction of the Board.

4.2 Number, Term, and Qualification. The number of directors of the Corporation shall be at least 4 and no more than 9, and the number of directors shall otherwise be determined from time to time by the Board. The term of a director shall expire at the next annual meeting of shareholders after his or her election. No reduction in the number of directors shall shorten the term of any incumbent director. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified or the number of directors is decreased.

4.3 Chairperson of the Board. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, which position shall not be considered an officer of the Corporation.

4.4 Meetings.

4.4.1 An annual meeting of the Board may be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide by resolution the time and place for the holding of additional regular meetings within or outside Oregon without notice other than the resolution.

4.4.2 Special meetings of the Board may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board may fix any place within or outside Oregon as the place for holding any duly called special meeting of the Board.

4.4.3 Attendance at meetings of the Board is limited to the members of the Board; provided, however, that individuals who are not members of the Board may attend meetings of the Board only upon invitation by the Chairperson or Board.

4.5 Notice of Meetings; Waiver of Notice.

4.5.1 Notice of the date, time, and place of any special meeting of the Board shall be given at least 24 hours before the meeting by notice communicated in person or by telephone, e-mail, other form of wire or wireless communication, mail, or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by applicable law or the Articles. No notice need be given of any regular meeting of the Board.

4.5.2 A director may at any time waive any notice required by applicable law, these Bylaws, or the Articles. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived, and be filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.6 Quorum. A majority of the number of directors fixed in accordance with Section 4.2 shall constitute a quorum for the transaction of business at any meeting of the Board. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

4.7 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless a different number is provided by applicable law, the Articles, or these Bylaws.

4.8 Meeting by Telephone Conference; Action Without Meeting.

4.8.1 Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

4.8.2 Any action that is required or permitted to be taken at a meeting of the Board may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action shall be effective when the last director signs the consent unless the consent specifies an earlier or a later effective date.

4.9 Vacancies. Any vacancy on the Board, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board, the remaining directors if less than a quorum (by the vote of a majority thereof), or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

4.10 Compensation. By resolution of the Board, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board.

4.11 Presumption of Assent. A director who is present at any meeting of the Board or any committee meeting shall be deemed to have assented to the action taken at the meeting unless (a) the director’s dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting, or (c) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

4.12 Removal. The shareholders may remove one or more directors, with or without cause, at a meeting expressly called for that purpose unless the Articles provide for removal for cause only.

4.13 Resignation. Any director may resign by delivering written notice to the Board or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board.

SECTION 5. COMMITTEES OF THE BOARD

5.1 Committees. The Board may create one or more committees of the Board and appoint members of the Board to serve on those committees. Each committee shall have one or more members. The creation of a committee and the appointment of members to it must be approved by a majority of all directors in office when the action is taken.

5.2 Authority. Subject to any limitation imposed by the Board or by applicable law, each committee may exercise all the authority of the Board in the management of the Corporation.

5.3 Changes of Size and Function. Subject to applicable law, the Board shall have the authority at any time to (a) change the number of committee members, (b) fill committee vacancies, (c) change any committee members and the committee’s duties and authority, and (d) terminate the existence of a committee.

5.4 Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board. Each committee shall adopt any further rules regarding its conduct, keep meeting minutes and other records, and appoint subcommittees as it deems appropriate.

5.5 Compensation. By resolution of the Board, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

SECTION 6. DIRECTOR CONFLICT OF INTEREST

6.1. Transactions with Members of the Board. A transaction in which a director of the Corporation has a direct or indirect interest shall be valid (and not voidable by the Corporation) notwithstanding the director’s interest in the transaction if (a) the material facts of the transaction and the director’s interest are disclosed or known to the Board (or a committee thereof) and it authorizes, approves, or ratifies the transaction by a vote or consent sufficient for the purpose without counting the votes or consents of directors with a direct or indirect interest in the transaction, (b) the material facts of the transaction and the director’s interest are disclosed or known to shareholders entitled to vote and they authorize, approve, or ratify the transaction by a majority vote, or (c) the transaction is fair to the Corporation.

6.2. Board Approval. A conflict of interest transaction may be authorized, approved, or ratified if it receives the affirmative vote of a majority of directors on the Board (or a committee thereof) who have no direct or indirect interest in the transaction; provided, however, that such a transaction may not be authorized, approved, or ratified by a single director. If a majority of such directors votes to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.

6.3. Shareholder Approval. A conflict of interest transaction may be authorized, approved, or ratified by a majority vote of shareholders entitled to vote thereon. Shares owned by or voted under the control of a director or an entity controlled by a director who has a direct or indirect interest in the transaction are entitled to vote with respect to a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitutes a quorum for the purpose of authorizing, approving, or ratifying the transaction.

SECTION 7. OFFICERS

7.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer (or in the absence of a Chief Financial Officer, the Treasurer). The Corporation may also have, at the discretion of the Board, one or more vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 7.3. Any number of offices may be held by the same person, except the offices of President and Secretary.

7.2 Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 7.3 or 7.5, shall be appointed by the Board, subject to the rights, if any, of an officer under any contract of employment.

7.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or the President to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board shall be advised of any such appointment at a meeting of the Board, and the appointment shall be noted in the minutes of the meeting. The minutes shall state that such persons are subordinate officers appointed pursuant to this Section 7.3 of these Bylaws.

7.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the attention of the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

7.5 Vacancies in Offices. Any vacancy occurring in any office of the Corporation may be filled by the Board.

7.6 President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairperson of the Board, the President shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation under the Act and such other powers and duties as may be prescribed by the Board or these Bylaws.

7.7 Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the President, or the Chairperson of the Board.

7.8 Secretary. The Secretary shall keep or cause to be kept, at the principal office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

7.9 Chief Financial Officer. The Chief Financial Officer or, in the absence of the Chief Financial Officer, the Treasurer, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer or, in the absence of the Chief Financial Officer, the Treasurer, shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President, or the directors, upon request, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

7.10 Representation of Shares of Other Corporations. The Chairperson of the Board, the President, any Vice President or the Chief Financial Officer, or any other person authorized by the Board or the President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

7.11 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the shareholders.

7.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary because the officer is also a director of the Corporation.

SECTION 8. INDEMNIFICATION

8.1 Scope of Indemnification. This Corporation shall indemnify to the fullest extent permitted by law any director or officer or former director or officer of this Corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, and their respective heirs, administrators, successors and assigns, against any and all costs and expenses, including, but not limited to, counsel fees, judgments paid and amounts paid in settlement (before or after legal proceedings are commenced) actually and reasonably incurred in connection with the defense of any claims, action, suit or proceedings, whether civil, criminal, administrative or otherwise in nature, in which he may be involved by reason of being or having been such director or officer of this Corporation or such other corporation, except in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

8.2 Effect of Conviction or Judgment. A conviction or judgment, whether based on a please of guilty or no lo contendere or its equivalent, or after trial, in a criminal action, suit or proceeding shall not be deemed an adjudication of liability for negligence or misconduct in the performance of duty to this Corporation, or such other corporation, if such director or officer acted in good faith in what he considered to be the best interests of this Corporation or such other corporation and with no reasonable cause to believe that the action was unlawful.

8.3 Non-Exclusive. The foregoing indemnification shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled under the Restated Articles of Incorporation or any bylaw, agreement, vote of shareholders or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer of this Corporation and shall inure to the benefit of the heirs, administrators, successors and assigns of such person.

SECTION 9. ISSUANCE OF SHARES

9.1 Adequacy of Consideration. Before the Corporation issues shares, the Board shall determine whether the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

9.2 Certificates for Shares.

9.2.1 Shares of the Corporation may be certificated, or uncertificated and registered in book-entry form. Certificates representing shares of the Corporation shall be in any form determined by the Board consistent with the requirements of applicable law, these Bylaws, and any agreement to which the Corporation is party and which requires the inclusion of legends on such certificates. The certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the President or a Vice President. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers on a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

9.2.2 Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles, the Bylaws, securities laws, a shareholders’ agreement, or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences, and limitations of the shares of each class and the variations in rights, preferences, and limitations for each series authorized to be issued and the authority of the Board to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences, and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

9.2.3 All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new certificate may be issued on terms prescribed by the Board. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer appearing on the certificate or in the Corporation’s stock transfer records, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

SECTION 10. CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

10.1 Contracts and Loans. Except as otherwise provided by applicable law, the Board may authorize any officer or agent to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation. Authority relating to contracts and loans may be general or confined to specific instances.

10.2 Checks, Drafts, and Instruments. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board.

SECTION 11. MISCELLANEOUS PROVISIONS

11.1 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

11.2 Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board or by the shareholders of the Corporation.